Exhibit 99.1
FOR IMMEDIATE RELEASE
ADVANCED DISPOSAL ANNOUNCES FIRST QUARTER RESULTS
Operating income increases $8.7 million and net income improves $9.1 million versus prior year

PONTE VEDRA, Fla. (May 2, 2018) – Advanced Disposal Services, Inc. (NYSE: ADSW), (d/b/a Advanced Disposal) announced today revenue of $364.7 million for the three months ended March 31, 2018 versus $347.4 million in the same period of the prior year. Net income during the first quarter 2018 was $2.1 million, or $0.02 per diluted share and adjusted net income, which excludes certain gains and expenses, was $7.7 million, or $0.09 per diluted share in the first quarter 2018. Net loss was $7.0 million, or $0.08 per diluted share, in the first quarter 2017 and adjusted net income was $3.7 million, or $0.04 per diluted share in the first quarter 2017.

"Advanced Disposal continues to improve its overall profitability highlighted by a $9.1 million increase in net income and a $6.9 million increase in adjusted EBITDA year-over-year" said Richard Burke, CEO. "Based on our first quarter results, we remain on track to achieve our full year earnings and free cash flow guidance."

First Quarter Financial Highlights

•	Revenue of $364.7 million was up 5.0% over the prior year despite an $8.0 million decrease related to the adoption of the new revenue recognition standard

•	Achieved average yield of 1.9% and organic volume growth of 2.4%

•	Year-over-year growth from acquisitions was 3.6% as the company benefited from the rollover impact of acquisitions completed in 2017 and five tuck-in acquisitions completed in first quarter 2018

•	Net income was $2.1 million or $0.02 per diluted share, an increase of $9.1 million versus the prior year

•	Adjusted EBITDA grew 7.9% to $94.1 million

•	Adjusted net income improved $4.0 million to $7.7 million and adjusted diluted earnings per share was $0.09

•
Year-to-date cash provided by operating activities declined $16.3 million to $78.5 million due to the cycling of a $24 million payment received in first quarter 2017 in exchange for assuming certain post-closure liabilities of a closed portion of a landfill

•	Adjusted free cash flow, which normalizes our cash generation for non-recurring receipts and payments, improved $8.8 million to $49.3 million

•	Received a credit rating upgrade from Moody's

Fiscal Year 2018 Guidance
Advanced Disposal reaffirms its full year adjusted EBITDA guidance of $426 million to $436 million and its adjusted free cash flow guidance of $134 million to $144 million.

The Company is also reaffirming its revenue guidance with the exception of its estimate for the impact of the adoption of the new revenue recognition standard, which is now estimated to reduce revenue by $34 million in 2018 compared to our prior estimate of $9 million. When we provided full year 2018 guidance during our fourth quarter 2017 earnings call, we did not include the impact of a policy election that has since been made by the Company as part of its adoption of the revenue recognition standard to treat state landfill tax payments as a reduction of revenue (historically recorded as an operating expense) and only included the reduction of revenue related to franchise fees and recycling rebate payments. Based on this change, we are lowering our revenue guidance by $25 million and now estimate full year 2018 revenue to be between $1,520 million and $1,540 million.

This guidance is based on current economic conditions and assumes no significant changes in the overall economy. Please refer to the Special Note Regarding Forward-Looking Statements section of this press release.

Advanced Disposal will conduct a quarterly earnings conference call on May 3, 2018 at 10:00 a.m. EST. The call can be accessed by dialing (866) 478-7805 domestically or (832) 445-1679 internationally and asking for conference ID 4638217 or the Advanced Disposal Q1 2018 earnings call. This call will be recorded and available via replay approximately two hours after the completion of the earnings call for thirty days. You may access the recording by dialing (855) 859-2056 or through the link on the investor relations page of our website at www.AdvancedDisposal.com.

The calculation of free cash flow and adjusted free cash flow, as well as details of charges and other expenses that are excluded from EBITDA and net income (loss) in arriving at adjusted EBITDA and adjusted net income, are contained in the “Reconciliation of Certain Non-GAAP Measures” section of this press release.

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION AND OPERATING
DATA
Advanced Disposal Services, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Service revenues	$364.7	$347.4
Operating costs and expenses
Operating	236.1	228.9
Selling, general and administrative	45.5	45.0
Depreciation and amortization	64.7	61.4
Acquisition and development costs	0.2	0.5
(Gain) loss on disposal of assets and asset impairments	(1.9)	0.3
Restructuring charges	0.1	—
Total operating costs and expenses	344.7	336.1
Operating income	20.0	11.3
Other (expense) income
Interest expense	(23.0)	(22.5)
Other income (expense), net	5.9	(0.5)
Total other expense	(17.1)	(23.0)
Income (loss) before income taxes	2.9	(11.7)
Income tax expense (benefit)	0.8	(4.7)
Net income (loss)	$2.1	$(7.0)

Net income (loss) attributable to common stockholders per share
Basic income (loss) per share	$0.02	$(0.08)
Diluted income (loss) per share	$0.02	$(0.08)
Basic average shares outstanding	88,515,854	88,136,714
Diluted average shares outstanding	89,021,709	88,136,714

Advanced Disposal Services, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share data)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$6.5	$6.8
Accounts receivable, net of allowance for doubtful accounts of $5.0 and $5.4, respectively	191.2	199.9
Prepaid expenses and other current assets	44.8	37.9
Total current assets	242.5	244.6
Other assets	30.2	23.0
Property and equipment, net of accumulated depreciation of $1,406.4 and $1,355.5, respectively	1,722.3	1,728.8
Goodwill	1,209.9	1,208.2
Other intangible assets, net of accumulated amortization of $258.0 and $247.6, respectively	281.3	288.7
Total assets	$3,486.2	$3,493.3
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$97.8	$92.3
Accrued expenses	116.8	113.0
Deferred revenue	69.8	69.1
Current maturities of landfill retirement obligations	20.2	20.2
Current maturities of long-term debt	52.4	74.1
Total current liabilities	357.0	368.7
Other long-term liabilities	59.0	61.5
Long-term debt, less current maturities	1,874.7	1,884.2
Accrued landfill retirement obligations, less current maturities	209.7	205.7
Deferred income taxes	91.3	88.6
Total liabilities	2,591.7	2,608.7
Equity
Common stock: $.01 par value, 1,000,000,000 shares authorized, 88,535,054 and 88,491,194 shares outstanding, respectively	0.9	0.9
Treasury Stock at cost, 2,274 and 2,274 shares, respectively	—	—
Additional paid-in capital	1,490.2	1,487.4
Accumulated deficit	(598.4)	(603.3)
Accumulated other comprehensive income (loss)	1.8	(0.4)
Total stockholders' equity	894.5	884.6
Total liabilities and stockholders' equity	$3,486.2	$3,493.3

Advanced Disposal Services, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net income (loss)	$2.1	$(7.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	64.7	61.4
Change in fair value of derivative instruments	(5.3)	0.8
Amortization of debt issuance costs and original issue discount	1.6	1.6
Accretion on landfill retirement obligations	3.8	3.6
Other accretion and amortization	1.1	0.9
Provision for doubtful accounts	1.3	1.2
(Gain) loss on disposition of property and equipment	(1.9)	0.3
Stock based compensation	2.5	2.7
Deferred tax expense (benefit)	1.4	(5.3)
Earnings in equity investee	(0.5)	(0.4)
Changes in operating assets and liabilities, net of businesses acquired
Decrease in accounts receivable	7.3	15.2
Decrease (increase) in prepaid expenses and other current assets	(0.5)	(0.2)
Decrease in other assets	0.4	0.4
Increase (decrease) in accounts payable	5.3	(7.8)
Increase in accrued expenses	3.6	5.1
Increase (decrease) in deferred revenue	0.1	(1.4)
(Decrease) increase in other long-term liabilities	(3.9)	0.5
Capping, closure and post-closure obligations	(4.6)	(0.8)
Assumption of long term care and closure reserve	—	24.0
Net cash provided by operating activities	78.5	94.8
Cash flows from investing activities
Purchases of property and equipment and landfill construction and development	(34.8)	(41.9)
Proceeds from sale of property and equipment and insurance recoveries	1.6	1.1
Acquisition of businesses, net of cash acquired	(4.5)	(67.9)
Net cash used in investing activities	(37.7)	(108.7)
Cash flows from financing activities
Proceeds from borrowings on debt instruments	10.0	87.0
Repayment on debt instruments, including capital leases	(51.4)	(75.6)
Proceeds from issuance of common stock	0.3	3.0
Net cash (used in) provided by financing activities	(41.1)	14.4
Net (decrease) increase in cash and cash equivalents	(0.3)	0.5
Cash and cash equivalents, beginning of period	6.8	1.2
Cash and cash equivalents, end of period	$6.5	$1.7

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2017 appearing in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission and our unaudited condensed consolidated financial statements and notes thereto as of and for the three months ended March 31, 2018 appearing in our Form 10-Q, to be filed with the Securities and Exchange Commission.

REVENUE

The following table reflects our revenue by line of business for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2018		2017
Collection	$252.5	69.2%	$241.2	69.4%
Disposal	124.1	34.0%	117.8	33.9%
Sale of recyclables	5.4	1.5%	8.2	2.4%
Fuel charges and environmental charges	28.0	7.7%	24.0	6.9%
Other revenue	26.8	7.3%	23.1	6.6%
Intercompany eliminations	(72.1)	(19.7)%	(66.9)	(19.2)%
Total service revenues	$364.7	100.0%	$347.4	100.0%

The table set forth below reflects changes in revenue, as compared to the prior year:

	Three Months Ended March 31,
	2018	2017
Average yield	1.9%	2.4%
Recycling	(0.7)%	1.4%
Fuel fee revenue	0.7%	0.4%
Total yield	1.9%	4.2%
Organic volume	2.4%	(1.7)%
Acquisitions	3.6%	1.8%
Divestitures	(0.6)%	(0.2)%
Impact of revenue recognition standard adoption	(2.3)%	—%
Total revenue change	5.0%	4.1%

OPERATING EXPENSES

The following table summarizes our operating expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2018		2017
Operating	$232.3	63.7%	$225.3	64.9%
Accretion of landfill retirement obligations	3.8	1.0%	3.6	1.0%
Operating expenses	$236.1	64.7%	$228.9	65.9%

The following table summarizes the major components of our operating expenses, excluding accretion expense on landfill retirement obligations for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2018		2017
Labor and related benefits	$82.0	22.5%	$75.4	21.7%
Transfer and disposal costs	47.9	13.1%	47.6	13.7%
Maintenance and repairs	37.1	10.2%	33.2	9.6%
Fuel	18.2	5.0%	15.8	4.5%
Franchise fees and taxes	8.7	2.4%	14.3	4.1%
Risk management	8.4	2.1%	9.1	2.6%
Other	26.2	7.4%	24.5	7.1%
Subtotal	$228.5	62.7%	$219.9	63.3%
Greentree expenses, net of estimated insurance recoveries	3.8	1.0%	5.4	1.6%
Total operating expenses, excluding accretion expense	$232.3	63.7%	$225.3	64.9%

SELLING, GENERAL AND ADMINISTRATIVE

The following table summarizes our selling, general and administrative expenses for the periods presented (in millions and as a percentage of revenue):

	Three Months Ended March 31,
	2018		2017
Salaries	$28.6	7.8%	$29.4	8.5%
Legal and professional	3.8	1.0%	3.2	0.9%
Other	13.1	3.7%	12.4	3.6%
Total selling, general and administrative expenses	$45.5	12.5%	$45.0	13.0%

ADDITIONAL STATISTICS

The following table reflects cash interest and cash taxes for the periods presented (in millions):

	Three Months Ended March 31,
	2018	2017
Cash paid for interest	$15.2	$14.8
Cash paid for taxes	$0.1	$0.3

Internalization for the three months ended March 31, 2018: 63%

Days Sales Outstanding for the three months ended March 31, 2018: 47 (30 net of deferred revenue)

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted net income are not defined terms under U.S. generally accepted accounting principles (“non-GAAP measures”). Non-GAAP measures should not be considered in isolation or as a substitute for net income, income per diluted share or cash flow data prepared in accordance with GAAP and may not be comparable to calculations of similarly titled measures by other companies.
We define EBITDA as net income (loss) from continuing operations adjusted for interest, taxes, depreciation and amortization and accretion. We define adjusted EBITDA as EBITDA adjusted to exclude non-cash and non-recurring items as well as other adjustments permitted in calculating covenant compliance under the agreements governing our outstanding debt securities and credit facilities. We believe adjusted EBITDA is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of financing, income taxes and the accounting effects of capital spending, as well as certain items that are not indicative of our performance on an ongoing basis. Management uses adjusted EBITDA to measure the performance of our core operations at the consolidated, segment and business unit levels and as a metric for a significant portion of our management incentive plans.
We define free cash flow as net cash provided by operating activities less capital expenditures (purchases of property and equipment, excluding expenditures for significant new municipal contracts and significant purchases of land for future landfill airspace), net of proceeds from the sale of property and equipment. We define adjusted free cash flow as free cash flow excluding restructuring payments, capital markets costs, and non-recurring items. Management uses adjusted free cash flow to evaluate the Company’s ability to generate cash to fund its activities on an ongoing basis, and we believe adjusted free cash flow is useful to investors in evaluating our performance compared to other companies in our industry because it eliminates the effect of restructuring payments, capital market costs, and other non-recurring items, which are not indicative of our ability to generate cash on an ongoing basis.
We define adjusted net income and adjusted earnings per share as net income (loss) from continuing operations and diluted earnings per share adjusted to exclude non-cash and non-recurring items. We believe adjusted net income and adjusted earnings per share provide an understanding of operational activities before the financial impact of certain items. We believe that these measures are useful in evaluating our operations as these measures are adjusted for items that affect comparability between periods.
In fiscal 2016, we entered into interest rate caps as economic hedges of a rise in interest rates for fiscal 2017, fiscal 2018 and the nine months ended September 30, 2019. We believe that excluding realized and unrealized gains and losses from interest rate derivatives from our adjusted EBITDA provides useful additional information in evaluating ongoing financial performance of the business as these derivatives represent a risk management tool to reduce our exposure to rising interest rates and are viewed by management as a financing cost similar to interest expense. We also purchased additional interest rate caps in fiscal 2017 to hedge the risk of rising interest rates from October 1, 2019 to September 30, 2021. These interest rate caps qualify for hedge accounting and realized gains and losses will flow through interest expense, to the extent they are effective, which is excluded from adjusted EBITDA.

ADJUSTED EBITDA

The following table calculates adjusted earnings before interest, taxes, depreciation, amortization and accretion adjusted for certain other costs (in millions except percentages):

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$2.1	$(7.0)
Income tax expense (benefit)	0.8	(4.7)
Interest expense	23.0	22.5
Depreciation and amortization	64.7	61.4
Accretion on landfill retirement obligations	3.8	3.6
Accretion on loss contracts and other long-term liabilities	0.1	0.1
EBITDA	94.5	75.9
EBITDA adjustments:
Acquisition and development costs	0.2	0.5
Stock based compensation	2.5	4.2
Greentree expenses, net of estimated insurance recoveries	3.8	5.4
Earnings in equity investee, net	(0.2)	(0.2)
Restructuring charges	0.1	—
(Gain) loss on disposal of assets and asset impairments	(1.9)	0.3
Unrealized (gain) loss on derivatives	(5.3)	0.8
Capital market costs	0.2	—
Other	0.1	(0.2)
Realized loss on derivatives	0.1	0.5
Adjusted EBITDA	$94.1	$87.2

Revenue	$364.7	$347.4
Adjusted EBITDA margin	25.8%	25.1%

FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

The following table calculates free cash flow and adjusted free cash flow (in millions):

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$78.5	$94.8
Purchases of property and equipment and landfill construction and development (a)	(34.8)	(38.8)
Proceeds from sale of property and equipment and insurance recoveries	1.6	1.1
Free cash flow	45.3	57.1
Assumption of long-term care and closure reserve, net of payments made (b)	0.5	(24.0)
Restructuring payments	0.4	—
Payment to retired executive	—	6.2
Greentree costs, net of insurance recoveries	3.0	0.7
Adjusted free cash flow	49.2	40.0
Realized loss on derivatives	0.1	0.5
Adjusted free cash flow excluding realized loss on derivatives	$49.3	$40.5
(a) Excludes the impact of land purchased for future airspace of $3.1 million during the first quarter of 2017.

(b) The Company received a cash payment of $24.0 million during the first quarter of 2017 that is included in net cash provided by operating activities in exchange for assuming certain post-closure liabilities of a closed portion of a landfill and became responsible for expenditures related to a gas infrastructure system. The assumed post-closure liabilities and expenditures related to the gas infrastructure system approximate the amount of the cash payment. The Company paid $0.5 million of these costs during the first quarter 2018.

ADJUSTED NET INCOME

The following table calculates adjusted net income (in millions except share and per share data):

	Three Months Ended March 31,
	2018	2017
Net income (loss)	$2.1	$(7.0)
Amortization of intangibles	10.4	10.4
Acquisition and development costs	0.2	0.5
Restructuring charges	0.1	—
(Gain) loss on disposal of assets and asset impairments	(1.9)	0.3
Unrealized (gain) loss on derivatives	(5.3)	0.8
Capital market costs	0.2	—
Greentree expenses, net of estimated insurance recoveries	3.8	5.4
Realized loss on derivatives	0.1	0.5
Loss on debt extinguishments and modifications	0.1	—
Tax effect	(2.1)	(7.2)
Adjusted net income	$7.7	$3.7

Diluted earnings per common share:
Adjusted average shares outstanding	89,021,709	88,447,327
Adjusted earnings per common share	$0.09	$0.04

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended and are subject to safe harbor created by those sections. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, which could cause actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties and factors include those set forth under the heading Risk Factors in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Examples of these risks, uncertainties and other factors include, but are not limited to:

•	our ability to achieve future profitability will depend on us executing our strategy and controlling costs;

•	future results may be impacted by the expiration of net operating losses (NOLs);

•	our tax position may be affected by recent changes in U.S. tax law;

•	we operate in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

•	our results are vulnerable to economic conditions;

•	we may lose contracts through competitive bidding, early termination or governmental action;

•	some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

•
our financial and operating performance may be affected by the inability in some instances to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

•	we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

•	our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

•	our cash flow may not be sufficient to finance our high level of capital expenditures;

•	our acquisitions, including our ability to integrate acquired businesses, or that the acquired businesses may have unexpected risks or liabilities;

•	the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

•	adverse and destructive weather conditions that could result in higher fuel costs, higher labor costs, reduced municipal contract productivity and higher disposal costs;

•
we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

•	fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

•	fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

•	increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

•	efforts by labor unions could divert management attention and adversely affect operating results;

•	we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

•	we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

•	a cybersecurity incident could negatively impact our business and our relationships with customers;

•	operational and safety risks, including the risk of personal injury to employees and others;

•
we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

•	our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

•	future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

•
fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

•	risks associated with our substantial indebtedness and working capital deficit;

•	risks associated with our ability to implement our growth strategy as and when planned; and

•	the other risks described in the "Risk Factors" section of our 2017 Annual Report on Form 10-K.
The above examples are not exhaustive and new risks may emerge from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

About Advanced Disposal
Advanced Disposal (NYSE: ADSW) brings fresh ideas and solutions to the business of a clean environment. We provide integrated, non-hazardous solid waste collection, recycling and disposal services to residential, commercial, industrial and construction customers across 16 states and the Bahamas. Our team is dedicated to finding effective, sustainable solutions to preserve the environment for future generations. We welcome you to learn more at AdvancedDisposal.com or follow us on Facebook.

Contact:
Matthew Nelson
Advanced Disposal
(904) 737-7900, Matthew.Nelson@AdvancedDisposal.com